Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159836, 333-138523, 333-122671, 333-117966, 333-107064, 333-36735, 333-39581, 333-75615, 333-57968, 333-57976, 333-50917) pertaining to the Retirement Savings Plan of Coventry Health Care, Inc. of our report dated June 24, 2011, with respect to the financial statements and schedules of the Coventry Health Care, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Baltimore, Maryland

June 24, 2011